                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.          )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Kellwood Company
   ----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

   ----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   /X/  No Fee required

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   (1)  Title of each class of securities to which transaction applies:

   ----------------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

   ----------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

   ----------------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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
                                     [LOGO]
                                KELLWOOD COMPANY

                                      1997

                                PROXY STATEMENT

                                KELLWOOD COMPANY

             600 KELLWOOD PARKWAY, ST. LOUIS COUNTY, MISSOURI 63017


                              1997 Proxy Statement

                                      and

                    Notice of Annual Meeting of Shareowners

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareowners of Kellwood Company, a Delaware corporation (hereinafter referred to as the "Company"), will be held at 600 Kellwood Parkway, St. Louis County, Missouri, on Thursday, August 28, 1997, at 9:00 A.M. for the following purposes:

        1. To elect six members to the Board of Directors to hold office for a period of two years and until their successors are duly elected and qualified;

        2. To consider and vote upon approval of the extension and amendment of the Kellwood Company Corporate Development Incentive Plan;

        3. To transact such other business as may properly come before the meeting, and any adjournments thereof.

    The Board of Directors has fixed the close of business on June 30, 1997 as the record date for determining shareowners entitled to notice of the aforesaid Annual Meeting and to vote thereat in person or by proxy.

    The Proxy Statement is set forth following this Notice of Annual Meeting. Also accompanying this Notice of Annual Meeting are a Proxy and the Company's Annual Report for the fiscal year ended April 30, 1997.

                                           By Order of the Board of Directors

                                           /s/ Thomas H. Pollihan

                                           Thomas H. Pollihan
                                           Vice President, Secretary and
                                           General Counsel

St. Louis, Missouri
July 17, 1997

                                KELLWOOD COMPANY

                              600 KELLWOOD PARKWAY
                        ST. LOUIS COUNTY, MISSOURI 63017

                                                                     APPROXIMATE
                                                                   MAILING DATE:
                                                                   JULY 17, 1997

                                PROXY STATEMENT

                 ANNUAL MEETING OF SHAREOWNERS--AUGUST 28, 1997

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy card by the Board of Directors of Kellwood Company, a Delaware corporation (the "Company"), for the Annual Meeting of Shareowners to be held on August 28, 1997. Only shareowners of record at the close of business on June 30, 1997, are entitled to notice of, and to vote (in person or by proxy) at the meeting.

    This Proxy Statement and proxy card are being mailed on or about July 17, 1997. The Company's Annual Report (including financial statements) to its shareowners for the fiscal year ended April 30, 1997, accompanies this Proxy Statement.

    The expense of soliciting proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement and the reasonable costs of brokers, nominees and fiduciaries in supplying proxies to beneficial owners, will be paid by the Company. The solicitation will be made by the use of the mails, through brokers and banking institutions, and by officers and regular employees of the Company. In addition, the Company has engaged Morrow & Co., Inc., a firm specializing in solicitation of proxies, to assist in the current solicitation for an estimated fee of $4,500, plus reimbursement for their out-of-pocket expenses.

VOTING PROCEDURES

    Shareowners are entitled to one vote per share owned on the record date and, with respect to the election of directors, shareowners have the right to cumulative voting. Under cumulative voting, each shareowner is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she owns, and he or she may cast all of his or her votes for one nominee or distribute them in any manner he or she chooses among any number of nominees.

    If the accompanying proxy card is signed and returned in time, the shares represented thereby will be voted, unless otherwise indicated on the proxy card, in accordance with the specifications thereon. If no contrary specification is made, the proxies intend to vote the shares so represented to elect the largest number of the nominees for directors named herein which can be elected under cumulative voting. If no other persons are nominated for election to the Board, votes represented by all properly executed proxy cards will be distributed in approximately equal numbers among the nominees set forth below. If allocation is necessary, the proxies will use their discretion in making the allocation among nominees. Shareowners who do not wish to have their votes distributed in approximately equal numbers among the nominees or do not want to grant the proxies discretion to allocate, if allocation is deemed necessary by the proxies, should mark their proxy cards to indicate how they wish to have the proxies distribute their votes.

    The proxies reserve the right not to vote and to return to a shareowner any proxy card in which the authority to vote shares represented thereby is made subject to any condition or conditions by such shareowner other than as expressly provided for in the accompanying proxy card.

    The six directors receiving the highest number of the votes at the meeting, present in person or by proxy, will be elected. Those proxies containing instructions to "Withhold Authority" to vote shares for one or all of the nominees will be counted for the purpose of determining a quorum to transact business, but not entitled to vote for the nominee(s) for which voting authority is being withheld. With respect to proposal 2, abstentions will be counted in determining voting results, but broker non-votes will not be counted.

    The Company's management knows of no matter to be brought before the meeting other than that referred to in Item 1 and 2 of the foregoing Notice of Annual Meeting of Shareowners. However, if any other matters properly come before the meeting, it is intended that the proxy cards in the accompanying form which are duly signed and returned in time will be voted on those matters in accordance with the judgment of the person or persons voting the proxy card. Any shareowner who signs and returns a proxy card may revoke that proxy card at any time prior to the voting thereof either by revoking the proxy card in person at the meeting or by delivering a signed written notice of revocation to the office of the Secretary of the Company before the meeting begins.

SHAREOWNER PROPOSALS

    Shareowners wishing to include proposals in the Company's Proxy Statement for the 1998 Annual Meeting of Shareowners must submit their proposals so that they are received by the Secretary of the Company at the principal executive offices in St. Louis by March 19, 1998. In addition, Section 2.10 of the Company's By-Laws imposes certain time and information requirements on shareowners wishing to bring business before a shareowner meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    At the close of business on June 30, 1997 (the "record date"), the Company had 21,316,455 shares outstanding. The table listed below contains information concerning each person who is known by the Company to be the beneficial owner of more than five percent of the Company's common stock. To the best of the Company's knowledge, no other persons are beneficial owners of five percent or more of the Company's shares.

                                                                               AMOUNT
                                                                             AND NATURE
                                          NAME AND ADDRESS                  OF BENEFICIAL      PERCENT
       TITLE OF CLASS                   OF BENEFICIAL OWNER                   OWNERSHIP        OF CLASS
       --------------                   -------------------                 -------------      --------
Common Stock                  FMR Corp.
                              82 Devonshire Street
                              Boston, MA 02109                              1,949,350<F1>         9.21%

Common Stock                  The Prudential Insurance
                              Company of America
                              751 Broad Street
                              Newark, NJ 07102-3777                         1,175,132<F2>         5.56%

--------
<F1> As reported on their Schedule 13G dated February 14, 1997, FMR Corp., a parent holding company, was the beneficial owner of 1,949,350 shares representing approximately 9.21% of the total shares outstanding on that day. The 1,949,350 shares include 1,550,700 shares beneficially owned by its subsidiary, Fidelity Management & Research Company, a registered Investment Advisor, and 398,650 shares beneficially owned by FMR's subsidiary, Fidelity Management Trust Company, a bank. FMR Corp. has sole voting power for 317,850 of the shares, shared voting power for none of the shares and sole dispositive power for 1,949,350 shares.

<F2> As reported on their Schedule 13G dated February 10, 1997, The Prudential
     Insurance Company of America, a registered insurance company and investment advisor, was the beneficial owner of 1,175,132 shares representing 5.56% of the total shares outstanding on that day, and The Prudential Insurance Company of America has sole voting power for 19,300 shares, shared voting power for 1,145,932 shares, sole dispositive power for 19,300 shares, and shared dispositive power for 1,155,832 shares.

                             ELECTION OF DIRECTORS

    The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than 15 directors, with the number of directors to be fixed by the Board, and that the Board shall be divided into two classes, with one class being elected each year for a two-year term. On November 21, 1995, the Board of Directors by resolution amended section
3.1 of the Company's By-laws fixing the number of directors at ten and, accordingly, six directors are to be elected at the annual meeting to serve for two years or until the 1999 Annual Meeting of Shareowners and until their respective successors shall have been elected and qualified. The persons named as proxies in the accompanying proxy card have indicated that they intend to vote for the election of the largest number of nominees set forth hereinafter which they can elect under cumulative voting. For a discussion of cumulative voting, see above.

    In the event that any of the following nominees for election as director is not available to serve as a director at the time of election at the meeting, proxy cards may be voted for a substitute nominee as well as for the remaining nominees named herein. However, the Company's management has no reason to anticipate that any nominees will be unavailable.

                   NOMINEES FOR ELECTION TO SERVE UNTIL 1999

RAYMOND F. BENTELE, AGE 60

    Director of the Company since 1993. President and Chief Executive Officer of Mallinckrodt, Inc. from 1978 until retirement on November 30, 1992. Director of Mallinckrodt Group Inc. (manufacturer of medical, specialty chemical and veterinary products). Director of IMC Global, Inc. (food crop mineral nutrients). Director of Leggett & Platt, Inc. (manufacturer of components for the home furnishings industry).

    Member: Compensation and Stock Option and Nominating Committees.

EDWARD S. BOTTUM, AGE 63

    Director of the Company since 1981. Managing Director, Chase Franklin Corporation (merchant banking) since April 1990. Chairman and Director, Geo. T. Schmidt, Inc. (manufacturer of machines and dies) since 1991. Director, Azar Nut Company (food processing) since 1991. Director, Wireless Data Corporation (manufacturer of measurement instruments for harsh environments), January 1994 to September 1996. Trustee, 231 Funds (family of mutual funds), July 1993 to July 1995. Trustee, The Time Horizon Funds (mutual funds family) since July 1995. Chairman, Learning Insights, L.L.C. (publisher of interactive multimedia training products) since February 1996. Chairman, Pacific Innovations Trust (mutual fund for variable annuities) since December 1996. Trustee, Underwriters Laboratories, Inc. (product safety certification) since May 1997.

    Member: Audit, Finance and Nominating Committees.

KITTY G. DICKERSON, PH.D., AGE 57

    Director of the Company since 1991. Professor and Chair of the Department of Textile and Apparel Management, University of Missouri, Columbia, Missouri from 1986 to Present.

    Member: Audit Committee.

LEONARD A. GENOVESE, AGE 63

    Director of the Company since 1995. President, Genovese Drug Stores, Inc. since 1974. Chairman of the Board of Genovese Drug Stores, Inc. from 1978 to present (chain drug stores). Director, TR Financial Corp. (banking) since 1993. Director, Aid Auto Stores, Inc. (automotive parts supply) since 1995.

    Member: Compensation and Stock Option Committee.

HAL J. UPBIN, AGE 58

    Director of the Company since 1995. President and Chief Operating Officer of the Company from November 22, 1994 to present. Executive Vice President Corporate Development from May 28, 1992 to November 22, 1994. Vice President Corporate Development from November 27, 1990 to May 27, 1992. President of American Recreation Products, Inc. from March 1, 1989 to May 1, 1992, and Director from May 1, 1991 to present. American Recreation Products, Inc. is a wholly-owned subsidiary of the Company.

    Member: Executive Committee.

FRED W. WENZEL, AGE 81

    Director of the Company since 1961. Chairman Emeritus since May 1, 1991. Chairman of the Board from 1964 to April 30, 1991.

                    DIRECTORS CONTINUING TO SERVE UNTIL 1998

JERRY M. HUNTER, AGE 45

    Director of the Company since 1994. Partner at Bryan Cave (law firm) from December 1993 to present. General Counsel, National Labor Relations Board, Washington, D.C., from November 1989 to November 1993. Director, Missouri Department of Labor and Industrial Relations from 1986 to 1989. Labor Counsel, Kellwood Company from November 1981 to May 1986.

    Member: Audit Committee.

JAMES C. JACOBSEN, AGE 62

    Director of the Company since 1975. Vice Chairman since November 22, 1994. Executive Vice President Administration from May 31, 1989 to November 22, 1994. Senior Vice President Finance-Administration from 1988 to 1989. Senior Vice President Finance from 1986 to 1988.

    Member: Executive and Finance Committees.

JAMES S. MARCUS, AGE 67

    Director of the Company since 1965. A Limited Partner of The Goldman Sachs Group, L.P. (investment bankers) since March 28, 1989. Director of American Biltrite, Inc.

    Member: Finance and Compensation and Stock Option Committees.

WILLIAM J. MCKENNA, AGE 70

    Director of the Company since 1982. Chairman and Chief Executive Officer since November 22, 1994. Chairman, President and Chief Executive Officer from May 1, 1991 to November 22, 1994. Chief Executive Officer since 1984. President from 1982 to November 22, 1994. Director of Genovese Drug Stores, Inc. and United Missouri Bancshares, Inc.

    Member: Executive and Nominating Committees.

COMPENSATION OF DIRECTORS

    Directors who are employees of the Company receive no compensation for their service as directors. Non-employee directors were compensated for their services at the rate of $23,000 per annum. In addition, each non-employee director receives $1,000 for each Board Meeting and $800 for each Committee meeting attended, not to exceed $1,800 for any one day, and is reimbursed for expenses incurred in attending those meetings.

    Under the 1995 Stock Option Plan for Nonemployee Directors, each person who remains or becomes a Nonemployee Director of the Company is granted an option to purchase 1,000 shares of Common Stock on the first business day after the date of the first annual meeting at which such person was elected or remained a Nonemployee Director. The option price for each share granted to a Nonemployee Director is 100% of the fair market value of the shares subject to option on the date of the option grant. The option price may be paid by check or by the delivery of shares of Common Stock then owned by the participant.

                       BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors is responsible for establishing broad corporate policies and for overseeing the general performance of the Company. The Board meets regularly four times per year, and holds special meetings as required. In fiscal 1997, the Board met five times.

    Each director spends considerable time in preparing for and attending Board and Committee meetings. During the Company's most recent fiscal year, each director attended at least 75% of the Board meetings and meetings of Committees to which he or she was appointed, except Mr. Genovese, who had a medical emergency.

    The Board has an Executive Committee, Finance Committee, Audit Committee, Compensation and Stock Option Committee and Nominating Committee.

    The Executive Committee, between Board meetings, has all the authority of the Board of Directors in the management of the business affairs of the Company (except for action relating to dividends, stock issuances, and certain fundamental corporate changes). The Executive Committee did not meet during fiscal 1997. On six occasions actions were taken by unanimous written consent after the Committee reviewed proposals circulated to members. The members of the Committee were W.J. McKenna, Chairman, J.C. Jacobsen and H.J. Upbin.

    The Finance Committee's responsibilities are to study and suggest methods for obtaining the future financing requirements of the Company. The Finance Committee met three times during fiscal 1997. Members of the Committee were J.C. Jacobsen, Chairman, E.S. Bottum and J.S. Marcus.

    The Audit Committee's responsibilities include recommending to the Board of Directors the independent accountants to be employed for the purpose of conducting the annual examination of the Company's financial statements, discussing with the independent accountants the scope of their examination, reviewing the Company's financial statements and the independent accountants' report thereon with Company personnel and the independent accountants, and inviting the recommendations of the independent accountants regarding internal controls and other matters. The Audit Committee met two times during fiscal 1997. Members of the Committee were E.S. Bottum, Chairman, K.G. Dickerson and J.M. Hunter.

    The Compensation and Stock Option Committee's responsibilities include approving salaries of executives of the Company, administering and interpreting compensation plans, and granting cash bonuses, stock bonuses and other benefits under such plans. The Compensation and Stock Option Committee met two times during fiscal 1997. Members of the Committee were J.S. Marcus, Chairman, R.F. Bentele and L.A. Genovese.

    The Nominating Committee makes recommendations to the Board with respect to the size and composition of the Board. In addition, the Committee reviews the qualifications of candidates, and makes recommendations to the Board with respect to nominees, for election as directors. The Committee also considers nominees recommended by shareholders. The By-laws require that notice of nominations proposed by shareholders be received by the Secretary of the Company, along with certain other specified material, not less than 60 days nor more than 90 days prior to the meeting of shareholders at which directors are to be elected. Any shareholder who wishes to nominate a candidate for election to the Board should obtain a copy of the relevant section of the By-laws from the Secretary of the Company. The Committee did not meet in fiscal 1997. Members of the Committee were W.J. McKenna, Chairman, R.F. Bentele and E.S. Bottum.

                  MANAGEMENT OWNERSHIP OF THE COMPANY'S STOCK

    Under regulations of the Securities and Exchange Commission, persons who have power to vote or to dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of those shares. The following table shows, as of June 30, 1997, the beneficial ownership of each present director and each nominee for director, and of all present directors and executive officers as a group, of shares of the Company's common stock. This information has been furnished to the Company by the individuals named. As shown in the last column, in some cases a significant number of the shares indicated in the center column as being beneficially owned are actually unissued shares attributable to unexpired options for the Company's common stock which are presently exercisable or first become exercisable within 60 days after June 30, 1997. With the exception of Mr. McKenna who owns approximately 1.4% of the outstanding common stock of the Company, no nominee or present director owns more than 1% thereof. All executive officers and directors as a group own approximately 4.3% of the outstanding common stock.

                                                                            NUMBER OF SHARES
                                                   NUMBER OF              INCLUDED IN PREVIOUS
                                                     SHARES               COLUMN ATTRIBUTABLE
NAME OF INDIVIDUAL                                BENEFICIALLY                TO UNEXPIRED
OR NUMBER IN GROUP                                   OWNED                OPTIONS TO PURCHASE
------------------                                ------------            --------------------
R. F. Bentele................................        3,750                       3,000

E. S. Bottum.................................        5,650                       3,000

K. G. Dickerson..............................        3,600                       3,000

L. A. Genovese...............................        3,845                       2,000

J. M. Hunter.................................        3,000                       3,000

J. C. Jacobsen...............................      130,276                      65,010

J. S. Marcus.................................        3,900                       3,000

W. J. McKenna................................      296,116<F1>                 210,293

H. J. Upbin..................................       81,516                      63,432

F. W. Wenzel.................................      200,784                       3,000

All directors and executive officers as a
  group (18 persons including those named)...      928,418                     472,545

--------
<F1> Does not include 202 shares owned by Mr. McKenna's wife, 2,900 shares owned by his daughter, and 2,900 shares owned by his son. Mr. McKenna disclaims beneficial ownership of these shares.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows the amount of all compensation earned for services in all capacities to the Company for the last three fiscal years for (i) the Chief Executive Officer, and (ii) the other four most highly paid executive officers (the "Named Officers") at April 30, 1997.

                                                 SUMMARY COMPENSATION TABLE
                                                                                    LONG TERM COMPENSATION
                                                                            --------------------------------------
                                               ANNUAL COMPENSATION                   AWARDS              PAYOUTS
                                       ------------------------------------ -------------------------  -----------    (I)
              (A)                (B)      (C)            (D)        (E)           (F)          (G)         (H)
                                                                   OTHER                                           ALL OTHER
                                                                  ANNUAL       RESTRICTED                           COMPEN-
           NAME AND                                               COMPEN-        STOCK       OPTIONS      LTIP       SATION
      PRINCIPAL POSITION        YEAR   SALARY ($)     BONUS ($) SATION ($)  AWARD(S) ($)<F1>   (#)     PAYOUTS ($)  ($)<F2>
      ------------------        ----   ----------     --------- ----------- ---------------- --------  ----------- ----------
William J. McKenna              1997     $850,000     $425,000       0          $689,748      106,115       0      $    4,800<F4>
Chairman, CEO and               1996      820,000      290,000       0                 0       96,000       0           4,500<F4>
Director<F3>                    1995      790,000            0       0                 0      152,800       0           4,500<F4>

Hal J. Upbin                    1997      500,000      300,000       0           303,518       41,560       0           4,400<F4>
President and Chief Operating   1996      450,000      150,000       0                 0       30,000       0           5,500<F4>
Officer                         1995      323,849            0       0                 0       23,700       0           6,500<F4>

Enoch Harding, Jr.              1997      302,000      300,000       0           162,794       21,000       0           4,170<F4>
Executive Vice President        1996      275,000      200,000       0                 0       15,000       0           4,838<F4>
Operations<F5>                  1995      231,417      160,000       0                 0        8,000       0           5,412<F4>

James C. Jacobsen               1997      360,000      145,000       0           242,774       33,250       0           3,900<F4>
Vice Chairman                   1996      360,000      100,000       0                 0       30,000       0           4,500<F4>
and Director                    1995      360,000            0       0                 0       30,800       0           6,600<F4>

John R. Henderson,              1997      191,000       48,000       0            77,246       10,000       0           3,960<F4>
Vice President                  1996      185,000       15,000       0                 0       12,000       0           4,625<F4>
Merchandising                   1995<F6>      N/A          N/A      N/A              N/A          N/A      N/A            N/A

--------
<F1> The restricted stock award attributable to the Named Executives for fiscal years through April 30, 1997, including the awards in Column (f), which are still subject to restrictions under the Corporate Development Incentive Plan, valued at the closing price on April 30, 1997, are as follows: W.J. McKenna, 32,690 shares at $776,388; H.J. Upbin, 13,297 shares at $315,804;
     E. Harding, 6,432 shares at $152,760; J.C. Jacobsen, 11,767 shares at $279,466; and J.R. Henderson, 3,052 shares at $72,485. The Corporate Development Incentive Plan which provides a restricted stock award contingent on the achievement of predetermined performance criteria based on the Company's fiscal year performance, vests over a three-year period. Dividends are paid on the restricted stock. The amounts shown in the table represent the dollar value based on the stock price per share at award date and do not reflect any payment to the individual.

<F2> Excludes income accrued for Executive Deferred Compensation Plan because at prime plus 1% it is not above market rate.

<F3> W. J. McKenna has a contract of employment through November 30, 1997.
     Effective May 1, 1997 his salary was increased to $900,000.

<F4> Employer matching 401(k) plan contribution.

<F5> By agreement with the Company, Mr. Harding will be paid a deferred compensation benefit under a straight-life annuity of $1,032 per month upon retirement, continuing during his lifetime.

<F6> Not an executive officer of the Company for this fiscal year.

    The following two tables contain information covering stock options granted during the fiscal year ended April 30, 1997, to the Named Officers and the number and value of unexercised stock options held by those officers at the end of the last fiscal year. No SARs were granted in conjunction with the options.

                                                        OPTION GRANTS TABLE
                                               OPTION GRANTS DURING 1997 FISCAL YEAR

                                              INDIVIDUAL GRANTS
                               ---------------------------------------------                  POTENTIAL REALIZABLE VALUE
                                                % OF TOTAL                                    AT ASSUMED ANNUAL RATES OF
                                                 OPTIONS                                       STOCK PRICE APPRECIATION
                                                GRANTED TO       EXERCISE OR                        FOR OPTION TERM
                                 OPTIONS       EMPLOYEES IN       BASE PRICE    EXPIRATION    --------------------------
            NAME               GRANTED (#)    FISCAL YEAR <F1>    ($/SHARE)        DATE          5% ($)           10% ($)
            ----               -----------    ----------------   -----------    ----------       ------           -------
William J. McKenna...........    100,390          25.03             $16.13       05/30/06      $1,018,363        $2,580,732
                                   5,725           1.43              16.13       05/30/06          58,075           147,173
                               ---------      ---------                                        ----------        ----------
                                 106,115          26.46                                         1,076,438         2,727,905
                               =========      =========                                        ==========        ==========
Hal J. Upbin.................     38,160           9.51              16.13       05/30/06         387,098           980,982
                                   3,400            .85              16.13       05/30/06          34,490            87,404
                               ---------      ---------                                        ----------        ----------
                                  41,560          10.36                                           421,588         1,068,386
                               =========      =========                                        ==========        ==========
Enoch Harding, Jr............     17,000           4.24              16.13       05/30/06         172,449           437,020
                                   4,000           1.00              16.13       05/30/06          40,576           102,828
                               ---------      ---------                                        ----------        ----------
                                  21,000           5.24                                           213,025           539,848
                               =========      =========                                        ==========        ==========
James C. Jacobsen............     26,620           6.64              16.13       05/30/06         270,035           684,322
                                   6,630           1.65              16.13       05/30/06          67,255           170,438
                               ---------      ---------                                        ----------        ----------
                                  33,250           8.29                                           337,290           854,760
                               =========      =========                                        ==========        ==========
John R. Henderson............      8,000           1.99              16.13       05/30/06          81,153           205,657
                                   2,000            .50              16.13       05/30/06          20,288            51,414
                               ---------      ---------                                        ----------        ----------
                                  10,000           2.49                                           101,441           257,071
                               =========      =========                                        ==========        ==========

--------
<F1> Total options granted during 1997 were 401,000 shares to the Named Officers and all other employees.

                                               OPTION EXERCISES IN 1997 FISCAL YEAR
                                                  AND FY-END 04/30/97 VALUE TABLE

                         (a)                                (b)              (c)                  (d)                   (e)
                                                                                                                     VALUE OF
                                                                                                                    UNEXERCISED
                                                                                               NUMBER OF           IN-THE-MONEY
                                                                                                OPTIONS               OPTIONS
                                                                                             AT FY-END (#)         AT FY-END ($)
                                                                                                04/30/97             04/30/97
                                                         SHARES
                                                       ACQUIRED ON          VALUE             EXERCISABLE/         EXERCISABLE/
                         NAME                          EXERCISE (#)      REALIZED ($)        UNEXERCISABLE         UNEXERCISABLE
                         ----                           -----------      ------------        -------------         -------------
William J. McKenna....................................    45,000           $651,465         141,760/300,905     $542,753/1,444,987

Hal J. Upbin..........................................     4,500             94,320          41,820/ 86,740      233,299/  454,613

Enoch Harding, Jr.....................................    21,200            146,157               0/ 43,800            0/  229,674

James C. Jacobsen.....................................    27,000            383,319          41,540/ 85,810      160,067/  419,678

John R. Henderson.....................................         0                  0           4,400/ 22,600       13,772/  112,538

                               RETIREMENT PROGRAM

PENSION PLAN

    The Kellwood Company Pension Plan is a defined benefit plan covering a substantial number of all domestic employees of the Company and its subsidiaries. The basic annual pension benefit under the Plan for service after April 30, 1989 is equal to 12 times 0.5% of average monthly earnings times credited service after April 30, 1989, plus 12 times 0.5% of average monthly earnings, in excess of covered compensation, multiplied by years of credited service commencing on or after May 1, 1989 up to 35 years. Covered compensation is defined as the average social security wage base for the 35 years before an employee reaches social security retirement age. Average monthly earnings under the Plan is the average of an employee's monthly earnings defined under the Plan paid during the highest paid five consecutive full calendar years within an employee's credited service. The amount of final benefits is not and cannot readily be calculated for each individual by the Plan's regular actuaries.

    Plan participants as of April 30, 1989, who continued as employees after April 30, 1989, will receive their amended accrued benefits as of April 30, 1989 plus benefits earned after that date. For employees earning $150,000 per year or more, an amended accrued monthly benefit as of April 30, 1994 was calculated. The amended accrued monthly benefits at April 30, 1994, for officers listed in the Summary Compensation Table were as follows: W. J. McKenna, Chairman and Chief Executive Officer, $9,333.49; H. J. Upbin, President and Chief Operating Officer, $615.06; E. Harding, Jr., Executive Vice President Operations, $1,766.95; J. C. Jacobsen, Vice Chairman, $5,560.28; and John R. Henderson, Vice President Merchandising, $245.79. Upon retirement, Mr. Harding will also be paid during his lifetime a deferred compensation benefit under a straight-life annuity of $1,032 per month in recognition of his previous employment between 1972 and 1977. As of April 30, 1997, of the officers listed in the Summary Compensation Table, Mr. McKenna, Mr. Upbin, Mr. Harding, Mr. Jacobsen and Mr. Henderson have approximately three years of credited service subsequent to May 1, 1994. The table below is indicative of annual benefits for service after April 30, 1989, using covered compensation for employees retiring at normal retirement age in calendar 1997. Benefits for employees who retire in subsequent years will be lower reflecting increases in the average social security wage base.

                                      PENSION PLAN TABLE
                                                             YEARS OF SERVICE
                                            ---------------------------------------------------
REMUNERATION                                   5         10         15         20         30
------------                                -------   --------   --------   --------   --------

$  50,000.................................  $ 1,767   $  3,535   $  5,302   $  7,070   $ 10,604

  100,000.................................    4,267      8,535     12,802     17,070     25,604

  160,000.................................    7,267     14,535     21,802     29,070     43,604

  250,000.................................    7,267     14,535     21,802     29,070     43,604

  350,000.................................    7,267     14,535     21,802     29,070     43,604

  500,000.................................    7,267     14,535     21,802     29,070     43,604

  750,000.................................    7,267     14,535     21,802     29,070     43,604

 1,000,000................................    7,267     14,535     21,802     29,070     43,604

 1,300,000................................    7,267     14,535     21,802     29,070     43,604

 1,600,000................................    7,267     14,535     21,802     29,070     43,604

    Section 401(a)(17) of the Internal Revenue Code limits annual earnings for purposes of calculating benefits under Kellwood's pension plan to $160,000.
Section 415 of the Internal Revenue Code limits annual benefits payable from the plan at age 65 to $125,000. However, benefits accrued prior to the enactment of these limitations were not reduced accordingly.

            REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON
                             EXECUTIVE COMPENSATION

    This Report and the following Performance Graph shall not be deemed to be incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and they shall not otherwise be deemed filed under such Acts.

OVERVIEW

    The Company's Board of Directors has established a three member Compensation and Stock Option Committee (the "Committee"). Each member of the Committee is a non-employee director.

    The Securities and Exchange Commission has adopted rules which are designed to enhance disclosure of the policies of companies regulated by the Commission in regard to executive compensation. In response to these rules the Committee has prepared a report, as outlined below, on the Company's policies and practices with respect to executive compensation.

    The Company's executive officer compensation program consists of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and stock awards, and various benefits including medical, pension, and 401(k) savings plans generally available to employees of the Company.

COMPENSATION POLICIES

    The Committee's executive compensation policies are designed to provide competitive levels of compensation which integrate pay with the Company's annual and longer term performance goals, reward above average performance, recognize individual initiative and achievements, assist the Company in attracting and retaining qualified executives and build the ownership of Company stock by key managers. The Committee is of the view that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning the interests of management with the interests of the Company's shareowners which ultimately enhances shareowner value. The Committee further believes that bonus and other forms of incentive-based compensation encourage management to attain preset commercial goals for the Company.

BASE SALARY

    The Committee reviews each executive officer's salary annually and considers recommendations submitted by the Chief Executive Officer. In determining appropriate salary levels, the Committee considers a variety of sources, including industry surveys, proxy statements, and outside consultants. The Committee also considers the level and scope of responsibility, experience, Company and individual performance, and internal equity. The Committee uses its discretion to set executive compensation where in its judgment external, internal, or an individual's circumstances warrant. By design, the Committee strives to set executives' salaries at competitive market levels. Increases are based on comparable companies' practices, the Company's achievement of its financial plan, and the individual's performance. The salary increases in fiscal 1997 were based on the Committee's review of the return on equity, net earnings as a percent of sales and earnings per share growth over the prior five years.

ANNUAL CASH INCENTIVES

    Annual cash incentive compensation awards are made to executives to recognize and reward corporate and individual performance. Goals for Company and business unit performance are set at the beginning of each fiscal year. In determining whether to award cash bonuses, the Committee compares the Company's financial performance against its annual financial plan, considers individual performance, and Company performance against that of peer companies. In considering bonuses for executives other than Mr. McKenna, the Committee considers bonus recommendations submitted by the Chief Executive Officer. The Committee also receives an assessment of the performance of each executive from Mr. McKenna and discusses the assessments with him. When assessing the performance of Mr. McKenna, the Committee meets privately. Cash bonuses were awarded within the policy guidelines of the annual cash bonus program. See column (d) of the Summary Compensation Table.

ANNUAL STOCK INCENTIVES

    The Committee administers the Company's Restricted Stock Compensation Plan and the Corporate Development Incentive Plan, both of which award shares of the Company's common stock. Under the Restricted Stock Compensation Plan, restricted shares are granted to qualified employees and are released from restrictions ratably over five years. Awards are limited to an aggregate of 25,000 shares for any Plan year. In fiscal 1997, no awards were made to any executive officers.

    The Committee selects key corporate executives to be participants in the Corporate Development Incentive Plan based upon its judgment of the executive's ability to significantly affect major decisions and actions which influence the continued profitable growth and development of the Company, the value of the executive's continuing service and the probable detriment of his or her employment by competitors. The Committee selects participants and sets the performance goals which must be achieved during the measurement period. The measures and objectives may be based on earnings per share, earnings before tax and gains on sale of assets, or other criteria which the Committee establishes. Payment of awards under the Plan are made in common stock. An award, if any, is made to a participant by the Company at the time the Committee determines that performance goals have been met. Restrictions on the shares lapse and shares are transferred to the participants in installments over approximately three years, provided the shares have not been forfeited. Awards granted to qualified employees under the Plan are limited to an aggregate of 157,500 shares for any Plan year. The shares covered by the awards may not be transferred, sold, pledged or otherwise disposed of prior to the lapse of restrictions. A target award level is established for each executive officer based on his or her level of responsibility. Based on Company earnings, a participant may have the opportunity to earn awards in excess of the targeted amounts for the Company's outstanding performance. Threshold standards required to be met before any stock bonus award is made are also established. In fiscal 1997, the performance goal was exceeded and awards were made at 109% of the targeted award levels. See column (f) of the Summary Compensation Table.

STOCK OPTIONS

    The Committee administers the Company's 1995 Omnibus Incentive Stock Plan which provides for awards of incentive stock options, non-qualified stock options and stock appreciation rights. These awards directly relate the amounts earned by the executives to the amount of appreciation realized by the Company's shareowners over comparable periods. Stock options also provide executives with the opportunity to acquire and build a meaningful ownership interest in the Company. While the Company encourages stock ownership by executives, it has not established any target levels for executive stock holdings. Awards are generally made at a level calculated to be competitive. See the Option Grants During 1997 Fiscal Year Table.

    The Committee considers stock option awards on an annual basis. These are normally awarded in May. In determining the amount of options awarded, the Committee generally establishes a level of award based on the position held by the individual and his or her level of responsibility, both of which reflect the executive's ability to influence the Company's long-term performance. The number of options previously awarded to and held by executives are also reviewed but are not an important factor in determining the size of the current award. The number of options actually awarded in any year is based on an evaluation of the individual's performance.

OTHER BENEFIT PROGRAMS

    The Company has adopted an unfunded, unqualified deferred compensation plan known as the Executive Deferred Compensation Plan (the "Plan") to provide deferred compensation for a select group of management or highly-compensated employees. The Plan allows employees to voluntarily defer compensation until termination or retirement. Under the Plan, any employee whose base salary exceeds a level set by the Plan Administrator may enroll in the Plan. The Plan is administered by the Retirement Savings Plan Committee.

    For any calendar year, a Participant may defer up to $60,000 in salary as well as up to $60,000 in cash bonus. The Employer shall credit the deferred amount to a separate bookkeeping account (the "Account") maintained by the Plan Administrator in the name of the Participant. The Account shall be increased monthly by an amount equal to one-twelfth of the sum of the prime rate plus 1%.

    The executive officers participate in various health, life and disability insurance programs, pension plan and a retirement savings 401(k) plan, that are generally made available to all salaried employees. Executive officers also receive certain traditional perquisites that are customary for their positions.

    The Committee believes that the overall program it has adopted, with its emphasis on long term compensation, serves to focus the efforts of the Company's executives on the attainment of a sustained high rate of Company growth and profitability for the benefit of the Company and its stockholders.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

    The Company's Chief Executive Officer, W. J. McKenna, has an Employment Agreement. Effective May 1, 1997, his salary was increased to $900,000 which is comparable to the compensation paid by companies of similar size. Mr. McKenna has had an Employment Agreement with the Company since 1982 which was extended to November 30, 1997.

    The Committee approved a cash bonus to Mr. McKenna of $425,000 for fiscal 1997.

    In approving the salary increase and the bonus for fiscal 1997 and the grant of stock options in fiscal 1997 to Mr. McKenna, the Committee took into account the level and scope of his responsibilities and contributions to the Company.

COMPANY POLICY ON QUALIFYING COMPENSATION

    Internal Revenue Code Section 162(m), adopted in 1993, provides that publicly-held companies may not deduct in any taxable year compensation in excess of $1,000,000 paid to the CEO and other executive officers which is not "performance based" as defined in Section 162(m). The Committee will continue to monitor the effect of this new provision on the Company's existing compensation plans and will take appropriate action if warranted in the future to maintain the deductibility of payments under the plan.

COMMITTEE COMPOSITION

    This Report is submitted by the members of the Committee as of April 30, 1997.

          Raymond F. Bentele
          Leonard A. Genovese
          James S. Marcus, Chairman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Except as stated below, there are no interlocks or insider participation with any executive officers of the Company or with the members of the Committee, Messrs. Bentele, Genovese and Marcus. Mr. Genovese, a Director, is Chairman of the Board and President of Genovese Drug Stores, Inc. Mr. McKenna serves as a Director on that Board.

    Jerry M. Hunter was elected a director at the Annual Meeting of Shareowners held on August 25, 1994. Mr. Hunter is a partner in the law firm of Bryan Cave in St. Louis, Missouri. The services of the law firm have been retained during the last fiscal year and during the current fiscal year. Fees paid by the Company to Bryan Cave did not exceed five percent of the law firm's gross revenues for that firm's last fiscal year.

                               PERFORMANCE GRAPH

    The following graph compares the performance of Kellwood common shares with that of the S&P 500 and S&P Apparel Indices. The graph plots the growth in value of an initial $100 investment over the indicated time periods, with dividends reinvested.

                                    [GRAPH]

----------------------------------------------------------------------------
                           4/92     4/93     4/94     4/95     4/96     4/97
----------------------------------------------------------------------------
Kellwood Co.               $100      $97     $132     $101      $95     $143

S&P 500 Index              $100     $109     $115     $135     $176     $220

S&P Textile Index          $100     $100      $87      $85     $104     $133
----------------------------------------------------------------------------
Note: Total return assumes reinvestment of dividends.

OTHER OFFICER AGREEMENTS

    The Company has agreements with Messrs. McKenna, Jacobsen, and several of the other officers providing for compensation in connection with termination of employment following a Change in Control, as well as if all or substantially all of the Company's assets are sold by the Company, or the Company is liquidated or ceases to function as a going concern. These agreements provide for the payment of a lump sum within five days of the date of termination equal to the sum of
(a) two times the officer's highest base salary in effect during the fiscal year in which the date of termination occurs, (b) two times the officer's average annual incentive awards during the last three full fiscal years, (c) the incentive award which, pursuant to any benefit plan of the Company, had accrued or would have accrued to the officer during the last full fiscal year, and (d) the last bonus award earned by the officer under the Company's annual bonus program.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    The Securities Exchange Act of 1934 requires all executive officers and directors to report any changes in the ownership of common stock of the Company to the Securities and Exchange Commission, the New York Stock Exchange and the Company.

    Based solely upon a review of these reports and written representations that no additional reports were required to be filed in fiscal 1997, the Company believes that all reports were filed on a timely basis.

                           APPROVAL OF THE COMPANY'S
                CORPORATE DEVELOPMENT INCENTIVE PLAN, AS AMENDED
                               (PROXY ITEM NO. 2)

APPROVAL

    A proposal to approve the Corporate Development Incentive Plan, as Amended (the "Plan") will be presented to shareowners at the Annual Meeting. On May
29, 1997, the Board of Directors approved the Plan, as approved and recommended by the Compensation and Stock Option Committee of the Board (the "Committee").

    The Board of Directors believes that the Plan provides a means of attracting and retaining key employees and officers and provides incentives to participants to improve the Company's long-term growth and profitability. The Plan is also designed to align the interests of the participants with those of the shareowners.

    The Plan was originally known as the Key Executive Long-Term Incentive Plan of 1983, and it was approved by the shareowners at the August 1983 annual shareowners meeting. The Plan was later amended and renamed the Corporate Development Incentive Plan. Other than by stock splits, no new shares have been added to the Plan since 1983.

    The Plan is being submitted for shareowner approval because of the expanded business criteria upon which performance goals can be formulated to meet the requirements of Section 162(m) of the Internal Revenue Code (the "Code"). If the Plan is not approved by the shareowners, the Plan will remain in effect except as to amendments specifically relating to Section 162(m) of the Code.

    A summary of the essential features of the Plan is provided below, but is qualified in its entirety by reference to the full text of the Plan, which is included as Appendix A hereto.

SHARES AVAILABLE FOR ISSUANCE

    The total number of shares of common stock which were originally reserved for issuance under the Plan is 787,500 shares, subject to anti-dilution provisions. No more than 157,500 shares of stock may be subject to awards in any one fiscal year and no more than 50,000 shares may be awarded to any participant in any fiscal year. As of June 30, 1997, 290,754 shares remained available for issuance under the Plan.

ADMINISTRATION

    The Plan is administered by the Committee. The Committee consists entirely of directors of the Company who are not officers or employees of the Company or any subsidiary. The Committee selects the employees of the Company or any subsidiary who will receive awards, determines the size of the award and establishes the performance required for the award to be earned by a participant and the other terms and conditions of the award.

TARGETED CRITERION

    The Committee will establish performance measures and objectives based on one or more of the following criteria: earnings per share, return on assets or equity, cash flow, revenue or income growth, earnings before income taxes (but excluding any gain on the sale of assets), economic value added or such other criteria as the Committee may from time to time establish. At the end of the performance period, the Committee shall determine the level of performance of each participant and shall certify the number of shares earned. Certificates representing the shares earned shall be issued in the name of each participant and delivered to an escrow agent to be paid out 25% on a date selected by the Committee in the calendar year in which the award is earned and the remaining 75% in three equal annual installments in the succeeding three calendar years. The escrowed shares are forfeited if the participant terminates employment for any reason other than death, disability or retirement.

TAX CONSEQUENCES

    No taxable income is realized at the time an employee is designated as a participant in the Plan or at the time the Committee certifies that a number of shares have been earned by the participant. The participant will normally realize taxable income at the time shares are actually delivered out of escrow in an amount equal to the fair market value of the shares on the date of delivery and the Company will be entitled to a deduction at the same time and for the same amount.

    Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to the five highest-paid employees in a taxable year to the extent that the compensation exceeds $1 million. "Performance-based compensation" is exempt for these purposes. Awards under the Plan will be "performance based", if the performance criteria and the other material terms of the Plan are approved by the shareowners, since the earning of the awards is contingent upon the attainment of specified objective goals relating to financial, operational and other measures.

VOTE REQUIRED

    The vote of a majority of the shares present and voting at the meeting is required for the approval of the Plan extension and amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE CORPORATE DEVELOPMENT INCENTIVE PLAN, AS AMENDED.

                            INDEPENDENT ACCOUNTANTS

    The Audit Committee recommended to the Board and the Board approved on May 29, 1997, the retention of Price Waterhouse LLP to serve as the Company's independent accountants for fiscal year 1998.

    Representatives of Price Waterhouse LLP will be present at the annual meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


                                          Thomas H. Pollihan
                                          Vice President, Secretary and
                                          General Counsel

St. Louis, Missouri
July 17, 1997

                                                                      APPENDIX A

                                KELLWOOD COMPANY

                CORPORATE DEVELOPMENT INCENTIVE PLAN, AS AMENDED

 1. PURPOSE

   A. To cause the interests of key executives and stockholders to coincide by basing certain of the executive long-term incentives on the achievement of long range corporate goals.

   B. To provide meaningful incentive to Participants to improve the Company's long-term growth and profitability.

   C. To encourage Participants to enhance the growth and profitability of the entire Company rather than concentrating efforts on only a specific segment of the Company.

   D. To encourage acceptance and continuation of employment.

 2. NAME OF PLAN

    The Plan shall be known as the Kellwood Company Corporate Development Incentive Plan, as amended.

 3. DEFINITIONS

    The following words and phrases, when used in this Plan, shall have the meanings indicated herein:

    (1)   Award:               A number of Shares in Stock earned by a Participant under the Plan.

    (2)   Change in Control:   Change in Control of the Company shall be defined to have occurred if (i) any
                               "person" (as such term is used in Section 13(d) and 14(d) of the Exchange
                               Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the
                               Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who, at the beginning of the two year period, were members of the
                               Board cease for any reason to constitute at least a majority of the Board.

    (3)   Committee:           The Compensation and Stock Option Committee of the Company's Board of
                               Directors, comprised of non-employee directors, none of whom shall be eligible to participate in this Plan.

    (4)   Company:             Kellwood Company.

    (5)   Disability:          A physical or mental condition, which in the judgment of the Committee, based on medical evidence acceptable to the Committee, would result in a Participant being determined to be totally and permanently disabled under normal Company policy.

    (6)   Employer:            Kellwood Company and each of its subsidiaries, affiliates and related companies to which the Plan has been extended by the Committee.

    (7)   Escrow Agent:        The Escrow Agent selected by the Committee to receive and hold Stock awarded under the Plan.

    (8)   Participant:         An Employee of the Employer selected by the Committee to whom an Award has been made under the provisions of the Plan. A Participant will be selected by the
                               Committee in its sole discretion, based upon the Committee's judgment of the employee's ability to significantly affect major decisions and actions which influence the continued profitable growth and development of the Company, the value of the employee's continuing service and the probable detriment of his or her employment with competitors.

                                    A-1

    (9)   Retirement:          The termination of a Participant's employment with all Employers after (a) he has fulfilled all requirements for a pension under any pension or retirement plan of an Employer or (b), if he is not a participant under any such plan of an Employer, he is terminated after having attained the Company's Normal
                               Retirement Date as defined by the Kellwood Company Pension Plan.

   (10)   Shares or Stock:     Shares of the Company's common stock.

   (11)   Targeted Criterion:  The level of performance during a performance period designated by the
                               Committee which must be met for the full amount of an Award to be earned by a
                               Participant. The measures and objectives may be based on earnings per share, return on assets or equity, cash flow, revenue or income growth, earnings before income taxes but excluding any gain on the sale of assets, economic value added or on other criteria which the Committee establishes.

   (12)   Targeted Shares:     The number of Shares which a Participant can earn at 100% of the Targeted
                               Criterion.

 4. SHARES RESERVED FOR AWARDS

    The total number of Shares reserved for distribution as Awards under this Plan shall be 787,500 shares, subject to adjustment as provided in Section 9 hereof. No more than 157,500 Shares of Stock shall be subject to Awards in any one Fiscal Year. The maximum number of Shares subject to an Award to any Participant in any fiscal year shall be 50,000 Shares.

 5. AWARD PROCEDURE

   A. The Committee, upon the recommendation of the Chief Executive Officer, shall determine each Participant, each Participant's Targeted Shares and shall make Awards to the Participants in accordance with further provisions of the Plan.

   B. The Committee shall determine the following at the time of setting the Targeted Criterion:

      1. The Targeted Criterion level for the performance period necessary for a Participant to receive any Award.

      2. The Targeted Criterion level for the performance period necessary to meet the Targeted Shares.

      3. Any known or anticipated Board actions or changes in tax laws or regulations which are to be excluded, if any, from the Targeted Criterion levels identified by the Committee.

   C. The Committee shall determine the following at the time of making each
      Award:

      1. The extent that the Targeted Criterion of the Company have been met.

      2. The number of Shares awarded.

 6. ADJUSTMENTS TO TARGETED CRITERION

    The Committee shall have the power, exercisable at its sole discretion, to adjust the Targeted Criterion to reflect any major alterations in the course of the business or to exclude the effects of any action by the Board or of any changes in the tax laws or regulations which impact significantly on the Targeted Criterion and which were not anticipated on the date a Participant's Targeted Shares were determined. However, the Committee may not exercise its discretion to increase the amount of any Award to a Participant who is a "covered employee" under Section 162(m) of the Internal Revenue Code.

 7. PAYMENT

   A. The payment of a Participant's Award shall be made in Company Stock.

   B. The Company shall place in escrow with the escrow agent, in the name of the Participant, 100% of the stock earned by the Participant under this Plan. The restrictions on the Stock placed in escrow shall lapse, and the Stock shall be transferred to the Participant from the escrow at the rate of 25% a year, with the first release on the date selected by the Committee in the year of the award, and the remaining 75% in three equal installments commencing on the first business day in June of the year following the calendar year in which the award is earned and on each first business day of each June thereafter.

   C. In the event of the death, Disability or Retirement of a Participant during the performance period, the Participant or his beneficiary shall be entitled to receive a pro rata portion of the Award which would otherwise have been due to him had he remained an Employee until the end of the performance period based on the number of full months during which the Participant was employed during the performance period.

   D. In the event of Disability of a Participant, any stock which was in escrow as of the date of the Participant's Disability shall be released from escrow in accordance with the release dates at the same rate as if the Participant continued as an Employee.

   E. In the event of the death of a Participant, any Stock which was in escrow as of the date of the Participant's death, shall be released and delivered to such one or more beneficiaries as the Participant may have designated in writing and filed with the Secretary of the Committee. Beneficiaries may be named contingently or successively and may share in different portions, if so designated by the Participant. If no beneficiary has been designated, delivery shall be made to the estate of the decedent.

   F. In the event of Retirement of a Participant, any Stock which was in escrow as of the date of the Participant's Retirement, shall be immediately released from escrow and delivered to the Participant.

   G. If a Participant's employment is terminated as a result of a sale of part of the Company, the Committee, in its sole discretion, may accelerate the release of any Stock from escrow.

 8. FORFEITURES

    Upon the termination of employment of a Participant from the services of all Employers due to any reason other than death, Disability, or Retirement, any Stock in escrow on the date of termination shall be forfeited by the Participant, except as provided in Section 7, G. Any Stock forfeited hereunder shall be available for further awards under the Plan.

 9. CHANGE IN CAPITALIZATION

   A. In the event of any Stock dividend, split-up, reclassification or other changes in the Stock, the Committee shall make such adjustments in the Targeted Shares, Stock in escrow, reserved Shares and maximum Shares awarded to any Participant as it deems equitable to accomplish the purpose of the Plan. A Committee's determination as to any adjustments shall be final and conclusive.

   B. Each participant who receives an Award of Stock under the Plan shall be entitled to dividends on the Shares and to all the rights of a stockholder with respect to the Stock from the date Stock was issued and placed in escrow. Any Stock received as a result of a Stock dividend or Stock split, or otherwise in respect of any restricted Stock, shall be subject to the same restrictions as the original Stock and placed in escrow.

10. ADMINISTRATION AND INTERPRETATION OF THE PLAN

    The Committee shall have full responsibility for the administration of the Plan and may establish rules deemed by it to be appropriate to carry out the purposes of the Plan. The decision of the Committee with respect to selection of Participants, the amount of Targeted Shares and Awards, and the interpretation of the Plan shall be conclusive and binding on all parties.

11. MISCELLANEOUS

   A. By acceptance of any Award under this Plan, the Participant agrees that the value of any Stock issued to him pursuant to an Award is special compensation and that the value of the Stock will not be taken into account in determining the amount of any pension or other retirement benefits under any Employer's retirement program, the amount of life insurance coverage under any Employer's program, or be considered as "income" in determining the gross monthly indemnity under any Employer's long-term disability benefit program.

   B. No interest of a Participant may be sold, donated, pledged, or otherwise assigned or transferred in whole or in part, except by will or the laws of descent and distribution.

   C. Participation in the Plan does not give a Participant any right to be retained as an Employee of any Employer.

   D. The delivery of any Stock under the Plan to a Participant may also be subject to such other provisions as the Committee determines appropriate, including any which may be considered necessary to comply with federal or state securities laws or stock exchange requirements or withholding tax requirements.

12. ADOPTION OF AMENDMENTS OR TERMINATION OF THE PLAN

    The Committee shall have the right to amend or modify this Plan from time to time, or to terminate this Plan entirely or to suspend the establishment of Targeted Shares; provided, however, no amendment or modification of this Plan or its termination shall affect or impair the provisions of any Award theretofore made without the written consent of each Participant whose Award would be affected or impaired by the amendment, modification or termination.

13. IMMEDIATE RELEASE FROM ESCROW

    Notwithstanding the other provisions of this Plan, (i) upon a Change in Control of the Company, or (ii) pursuant to a resolution of the Committee passed after commencement of a tender offer or other acquisition plan or program by any person which, if consummated in accordance with its terms, would result in a Change in Control of the Company; then all restrictions on Stock in escrow shall immediately lapse, and the Stock shall be released from escrow and transferred to the Participants.

14. WITHHOLDING

    When a participant is required to pay to the Company an amount to be withheld under applicable tax laws in connection with the release of Shares under the Plan, the Committee may, in its discretion and subject to such rules as it may adopt, permit the Participant to satisfy the obligation, in whole or in part, by electing to have the Company withhold Shares having a fair market value equal to the amount required to be withheld. The election must be irrevocable and made on or before the date that the amount of tax to be withheld is determined (the "Tax Date"). The fair market value of the shares to be withheld is the average of the high and low market price of the Common Stock on the New York Stock Exchange on the Tax Date. Fractional amounts will be paid in cash.

PROXY                            KELLWOOD COMPANY                        PROXY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF SHAREHOLDERS - AUGUST 28, 1997


WILLIAM J. MCKENNA, THOMAS H. POLLIHAN, JANE B. CAMPBELL, and each of them, are hereby appointed proxies of the Shareowner(s) signing the reverse side hereof, with power of substitution acting by a majority of the proxies present and voting, or if only one proxy is present and voting then acting by that one, to vote the shares of Kellwood Company common stock which the Shareowner(s) is
(are) entitled to vote, at the ANNUAL MEETING OF SHAREOWNERS to be held at 600 Kellwood Parkway, St. Louis, Missouri on August 28, 1997, at 9:00 A.M., and at any adjournment thereof, with all the powers the signing Shareowners would possess if present. The proxies are instructed to vote as specified on the REVERSE SIDE.

1.  ELECTION OF DIRECTORS:  FOR the maximum number of nominees listed below
                            (except as indicated on the reverse side) who (as selected by the Proxies in their discretion) may be elected pursuant to cumulative voting.

    R. F. Bentele, E. S. Bottum, K. G. Dickerson,
    L. A. Genovese, H. J. Upbin, F. W. Wenzel

2. Approval of the extension and amendment of the Kellwood Company Corporate Development Incentive Plan.

3. In their discretion any other matter that may properly come before the meeting or any adjournment thereof.

The shares represented by this Proxy will be voted as specified by the Shareowner(s), but if no specification is made, this Proxy will be voted FOR the election of Directors and FOR each of the matters set forth ABOVE, all as set forth in the notice of annual meeting dated July 17, 1997, and the accompanying Proxy Statement. Discretion will be used with respect to voting any other matters that properly come before the meeting.


           (Continued and to be signed on the reverse side.)

                              KELLWOOD COMPANY
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


1.  ELECTION OF DIRECTORS-                   For     Withhold     For All
    Nominees: R.F. Bentele, E.S. Bottum,     All       All        (Except for
    K.G. Dickerson, L.A. Genovese,           / /       / /        nominee(s)
    H.J. Upbin, F.W. Wenzel                                       written
                                                                  below)
                                                                   / /_________

2.  Approve the extension and amendment      For     Against      Abstain
    of the Kellwood Company Corporate        / /       / /          / /
    Development Incentive Plan.


                                       Dated:___________________________, 1997

                                       Signature(s)___________________________

                                       _______________________________________
                                       NOTE:  Please sign exactly as name
                                              appears hereon. Joint owners
                                              should each sign. When signing
                                              as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such.


-------------------------------------------------------------------------------

                  / /       FOLD AND DETACH HERE     / /


                           YOUR VOTE IS IMPORTANT!


        PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
                      ENCLOSED POSTAGE-PREPAID ENVELOPE.

                               Appendix

     Page 13 of the printed proxy contains a performance graph. The information contained in the graph is depicted in the table that immediately follows the graph.